Exhibit 99.1

Sino-Global Announces Compliance with Nasdaq's Minimum Bid Price Rule

Roslyn, New York, July 23, 2020 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “we”, “our”, or “us”), a global logistics service provider, today announced that it has received a letter from the Nasdaq Hearing Panel (“Nasdaq”), indicating that Sino-Global has regained compliance with the $1.00 per share minimum closing bid price requirement for continued listing on the Nasdaq Stock Market, pursuant to the Nasdaq marketplace rules.

Nasdaq indicated within its letter that since the Company has regained compliance with Listing Rule 5550(a)(2), or the Minimum Bid Price Rule, this matter is now closed.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency and management, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com